Exhibit 10.55

  Option Agreement for Purchase of Common Stock dated as of September 28, 1999 between NUWAVE Technologies, Inc. and Richard E. Ekstract.


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                                OPTION AGREEMENT
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               AGREEMENT, dated as of September 28, 1999, by and between NUWAVE
TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and RICHARD E. EKSTRACT (the "Optionee").

                               W I T N E S S E T H
                               -------------------

               WHEREAS, in consideration of the Optionee agreeing to assist the Company in obtaining orders for the Company's products and in entering into strategic relationships, the Company desires to provide the Optionee with an opportunity to acquire shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and thereby obtain a proprietary interest in the continued progress and success of the business of the Company, and the Optionee desires to so obtain such proprietary interest, subject to the terms and conditions herein.

               NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows:

               1.   Grant of Option. The Company hereby grants to the
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Optionee an option (the "Option") to purchase an aggregate of 100,000 shares
(the "Option Shares") of Common Stock at an exercise price of $2.56 per share (the "Exercise Price"), and the Optionee hereby accepts the grant of the Option, subject to vesting as provided in Section 2 hereof, and subject to adjustment as provided in Section 6 hereof.


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               2.   Vesting of Option.
                    -----------------

                    2.1  Initial Vesting. The Option shall vest to the
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extent of 15,000 Option Shares (A) for each (i) OEM order obtained or (ii)
alliance or partnership entered into between the Company and a third party as a result of the Optionee's efforts (any such order, alliance or partnership shall be a "Transaction"), up to a maximum of five (5) such Transactions or an aggregate of 75,000 Option Shares, and (B) a majority of the non-employee directors of the Company then in office (excluding the Optionee if he is then a non-employee director) authorized the Company to enter into the Transaction and also agreed that the Transaction would give rise to vesting of the Option under this Section 2.1 or Section 2.2 hereof (any such approved Transaction shall be a "Vesting Transaction"). The non-employee directors' approval of a Transaction and agreement that such Transaction would be a Vesting Transaction shall be in their discretion, and such decision shall be final and binding on the Company and the Optionee. The Company shall give notice to the Optionee of the decision of the non-employee directors as to whether a proposed Transaction became a Vested Transaction.

                    2.2  Aggregate Vesting. The Option shall vest for
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25,000 Option Shares after either five (5) OEM orders have been placed with the
Company or five (5) alliances or partnerships with the Company have been created, or an aggregate of five (5) orders, alliances or partnerships have occurred as a result of the Optionee's efforts, provided that at least two (2) of the Vesting Transactions were OEM orders. The terms of the Transactions which may give rise to Vesting under this Section 2.2 must be approved in advance and become vested by the non-employee directors of the Company as provided for in
Section 2.1 hereof.

                    2.3  Notice of Transaction. Upon the Optionee
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identifying a third party which has indicated a desire to place an OEM order or enter into an alliance or partnership with the Company which may result in a


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Transaction, the Optionee shall notify the Company's President specifying the terms of the Transaction. Upon the request of the Company, the Optionee shall cooperate with the Company in seeking to consummate the Transaction.

                    2.4  Expiration. Any Option Shares which do not vest
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pursuant to Sections 2.1 and 2.2 hereof by March 28, 2001 (or the Cancellation
Date by reason of Section 2.5 hereof) shall be forfeited. Forfeiture of unvested Option Shares shall not effect Option Shares which become vested prior to the aforementioned forfeiture.

                    2.5  Review of Option in One Year. At any time after
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September 28, 2000 and prior to March 28, 2001, the non-employee directors of the Company may review the nature of the proposed Transactions previously presented by the Optionee and based upon their review recommend that the Board of Directors cancel this Agreement as to any future Transactions. The effective date of such cancellation of this Agreement shall be the "Cancellation Date." Such cancellation shall not effect Options which have vested prior to the Cancellation Date. Additionally, if a proposed Transaction that would give rise to vesting of a portion of Option Shares under Section 2.1 hereof is entered into within six (6) months after the Cancellation Date, such cancellation shall not prevent such Transaction from vesting subsequent to the Cancellation Date. Notwithstanding the previous sentence, if at the time the Board of Directors cancels this Agreement pursuant to this Section 2.5 there are fewer than five
(5) Vesting Transactions whereby the Option for the final 25,000 Option Shares, as described in Section 2.2 hereof, has not vested as of the Cancellation Date, the Option for those 25,000 Option Shares shall be terminated as of the Cancellation Date.


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               3.   Exercise of Option.
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                    3.1  Exercise. The Option may be exercised at any time,
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or from time to time, in whole or in part, for the Option Shares which have vested pursuant to Section 2 hereof, commencing upon the respective vesting date thereof and terminating at 5:00 p.m., Eastern Time, on September 27, 2005 (the "Expiration Date"), and may not be exercised thereafter.

                    3.2  Method of Exercise. The Option will be exercisable
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by notice (the "Exercise Notice") and payment in accordance with the procedure prescribed herein. Each Exercise Notice shall state the election to exercise the Option and the number of Option Shares (the "Purchased Shares") in respect of which it is being exercised, the name, address and tax identification number of the persons to whom the Purchased Shares are to be issued and delivered, and if the Purchased Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), contain a representation and agreement as to investment intent with respect to the Purchased Shares, and an acknowledgment as to restrictions on resale or transfer of such Purchased Shares by reason of the Securities Act. Accompanying the Exercise Notice shall be a certified check or a wire transfer payable to the order of the Company in the full amount of the purchase price for the Purchased Shares.

                    3.3 Stock Certificate. Upon receipt of the documents
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to be provided for in Section 3.2 hereof, the Company shall deliver to the
Optionee or other person specified in the Exercise Notice certificates for the Purchased Shares. If required under the Securities Act, each certificate shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT PUBLICLY BE OFFERED FOR SALE, SOLD OR DELIVERED AFTER SALE IN THE


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          ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES
          UNDER SUCH ACT EXCEPT AS AUTHORIZED UNDER SAID ACT, AND UNLESS HEREAFTER REGISTERED WILL NOT BE TRANSFERRED UPON THE RECORDS OF THE CORPORATION IN THE ABSENCE OF AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

               4.   Rights of Holder. The Optionee shall not, by virtue
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hereof, have any rights to dividends or any other rights (including voting rights) of a stockholder with respect to the Option Shares subject to the Option until such Shares shall have been issued to him, as evidenced by the appropriate entry on the transfer books of the Company upon purchase of such Option Shares upon exercise of the Option.

               5.   Transferability of Option. The Option shall not be
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transferable in whole or in part by the Optionee other than (i) by will or the laws of descent and distribution, (ii) to an entity wholly-owned by the Optionee or (iii) to a member of the immediate family (which shall be a spouse, parent or child) of the Optionee, and such transferee agrees to be bound by this Section
5. Any transfer or attempted transfer of the Option in violation of this Section 5 shall be null and void, and of no force or effect.

               6.   Adjustments; Anti-Dilution. In the event of a stock
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dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, of or by the Company, the Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of the number and class of Option Shares then covered by the Option, or of the Exercise Price, or both. To the extent practicable, the Company shall give the Optionee


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prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein. After an event which results in an adjustment in the Option, the Company shall give notice to the Optionee specifying the adjusted number or type of Option Shares or other security and/or the Exercise Price, together with a calculation of the adjustment. The determination of the adjustment by the Company shall be final and binding on the Optionee.

               7.   Reservation of Shares. The Company shall at all times
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during the term of the Option reserve and keep available such number of Option
Shares or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

               8.   Registration. At any time after the initial vesting of
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Option Shares the Optionee may request the Company to file a registration statement on Form S-8 (or successor form) under the Securities Act with respect to the Option Shares. Assuming the Company is eligible to file a Form S-8 (or successor form) for the Option Shares, it shall use its best efforts to file and cause such registration statement to become effective and thereafter maintain the effectiveness thereof for at least the earliest of (i) one year after the Expiration Date, (ii) the termination of this Agreement, assuming no Option Shares have been purchased hereunder or (iii) the date when all the Purchased Shares may be sold in accordance with Rule 144 under the Securities Act. The Company shall bear all costs related to such registration statement.

               9.   Notices. Any notice to be given under this Agreement
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shall be in writing and delivered in person, by facsimile, express mail, courier or by certified mail to the following address.


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               If to the Company:

                         NUWAVE Technologies, Inc.
                         One Passaic Avenue
                         Fairfield, New Jersey  07004
                         Attn: President.
                         FAX:  (973) 882-8812

               If to the Optionee:

                         Mr. Richard E. Ekstract
                         c/o Advanstar
                         270 Madison Avenue
                         New York, New York  10016
                         FAX:  (212) 951-6714

Either party hereto may designate a new address by notice to that effect duly given to the other party hereto.

               10.  Miscellaneous.
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                    10.1  Benefits of Agreement. This Agreement shall inure
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to the benefit of and be binding upon the parties hereto, and their respective successors, assigns, heirs and administrators.

                    10.2  Entire Agreement. This Agreement contains the
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complete and exclusive agreement between the parties hereto as to the subject matter herein, and supersedes any and all other prior agreements, oral or written, between them as to the subject matter herein. The Option granted herein constitutes the full compensation payable by the Company to the Optionee for his services in connection with finding and helping to negotiate a Transaction.

                    10.3  Amendments. This Agreement may not be amended,
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modified, supplemented or terminated nor any term or condition hereof waived except in writing signed by the parties hereto.


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                    10.4  Governing Law. This Agreement shall be construed
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in accordance with and governed by the laws of the State of Delaware.

                    10.5  Severability. In the event one or more provisions
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of this Agreement are held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired hereby.

                    10.6  Counterparts. This Agreement may be executed in
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counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        THE OPTIONEE:


                                        -----------------------------
                                        RICHARD E. EKSTRACT



                                        NUWAVE TECHNOLOGIES, INC.

                                        By:
                                            -------------------------
                                             Gerald Zarin
                                             President


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